EXHIBIT A



        THIS REVISED EXHIBIT A, dated as of _________, 2005 is Exhibit A to that certain Amended and Restated Administration and Accounting Services Agreement dated as of August 16, 2004 between PFPC Inc. and First Defined Portfolio Fund, LLC with respect to administration and accounting services.


                                   PORTFOLIOS

                        The Target Managed VIP Portfolio
                           The DOW(SM) DART 10 Portfolio
                       The DOW(SM) Target Dividend Portfolio
                       Global Dividend Target 15 Portfolio
                             S&P Target 24 Portfolio
                         Value Line Target 25 Portfolio
                           NASDAQ Target 15 Portfolio
                    First Trust 10 Uncommon Values Portfolio
                          First Trust Energy Portfolio
                    First Trust Financial Services Portfolio
                      First Trust Pharmaceutical Portfolio
                        First Trust Technology Portfolio


Agreed:

PFPC INC.

By:     ___________________________

Title:  ___________________________


FIRST DEFINED PORTFOLIO FUND, LLC

By:     ___________________________

Title:  ___________________________